UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

 (Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement

As previously announced, the Company’s subsidiary, Pelican Therapeutics, Inc. (“Pelican”), was awarded $15.2 million to fund preclinical and certain clinical activities from Cancer Prevention Institute of Texas (CPRIT) grant (the “CPRIT Grant”). The CPRIT Grant is subject to customary CPRIT funding conditions.

The CPRIT Grant initially covered a three-year period from June 1, 2017 through May 31, 2019.  On April 12, 2019, CPRIT notified Pelican that it agreed to a six-month extension of time in order to conclude the approved scope of work, such that the completion date was extended from May 31, 2019 to November 30, 2019.  On November 20, 2019, CPRIT notified Pelican that it agreed to a six-month extension of time in order to conclude the approved scope of work, such that the completion date was extended from November 30, 2019 to May 30, 2020. On April 9, 2020, CPRIT notified Pelican that it agreed to a six-month extension of time in order to conclude the approved scope of work, such that the completion date was extended from May 30, 2020 to November 30, 2020.   All other terms and conditions of the CPRIT arrangement remained the same.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Attachment F to CPRIT Contract

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*Confidential portions of this exhibit have been omitted from the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Attachment F to CPRIT Contract

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*Confidential portions of this exhibit have been omitted from the exhibit.